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                                                                   EXHIBIT 10.18

                      AMENDMENT NO. 2 TO SERVICE AGREEMENT


       Amendment No. 2 to Service Agreement (this "Amendment") is entered into as of this 11th day of October, 1996, between Phoenix Network, Inc., a Delaware corporation ("Carrier"), and US ONE Communications Corp., a Delaware corporation ("USOC").

                                    RECITALS

       A. Carrier and USOC entered into a Communications Services Agreement, dated May 22, 1996 (the "Agreement"), regarding the provision of various services by USOC to Carrier.

       B. Carrier and USOC desire to amend the Agreement pursuant to this Amendment to modify the terms and conditions of the Agreement to more closely reflect the parties' intentions.

       C. Capitalized terms used without definition herein shall have the meanings assigned to them in the Agreement.

                                   AGREEMENT

       Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.     Carrier Owned Switches.

       1.1 Definition. The definition of Communications Services as set forth in the Definitions Annex to the Agreement is amended to read:

       The term "Communications Services" shall mean any service being provided by USOC to Carrier at any time pursuant to the terms of the Agreement.

       1.2    Termination.

       Notwithstanding anything in the Agreement to the contrary, Carrier shall have the right, at any time upon 30 days prior written notice without penalty, to: (i) not request any Communications Services in a Switching Service Area where Carrier currently owns a switch or acquires a switch as a result of the acquisition of a company in connection with Carrier's acquisition strategy before USOC deploys a switch in the Switching Service Area, and (ii) not transfer to a USOC switch any long distance traffic currently originating or terminating in a switch acquired by Carrier as a result of such a company acquisition in a Switching Service Area where USOC has previously deployed a switch in the same Switching Service Area.
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       2.     Local Telephone Service.

       The text Section 18.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

       If and when USOC notifies carrier that it is offering local exchange services (including basic telephone service and enhanced or data services such as ISDN, Wideband, Broadband, Frame Relay or ATM) in any Service Area, Carrier, at its option, may elect to officer or resell USOC's local exchange services in such Service Area under Carrier's private label or otherwise pursuant to the terms under which USOC is willing to provide such local exchange services to or through Carrier. In the event Carrier elects to offer or resell USOC's local exchange services in such Service Area, USOC and Carrier will cooperate to develop a marketing strategy to market such services to End Users. Nothing in this Section shall prevent Carrier from entering into any other arrangement or agreement with respect to the provision by Carrier of local exchange services offered by any other provider.

3.     Miscellaneous.

       3.     Titles and Subtitles.

       The section titles and subtitles used herein are for reference only, and shall not affect the meaning or interpretation of any provision of this Amendment.

       3.2    Scope of Amendment

       This Amendment shall modify and amend the Agreement as set forth herein. To the extent not modified or amended by this Amendment, the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written by their duly authorized representatives.

US ONE COMMUNICATIONS CORP.                PHOENIX NETWORK, INC.
("USOC")                                   ("Carrier")


By: /s/ Barent S. Wagar                    By: /s/ Wallace M. Hammond
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   Name: Barent S. Wagar                      Name: Wallace M. Hammond
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   Title: President and COO                   Title: President and CEO
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